UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: August 21, 2009

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.   Amendment to Bylaws.

On August 21, 2009, our Board of Directors, by unanimous vote of all directors present at a duly called Board of Directors Meeting on that date, for which sufficient directors attended to constitute a quorum, amended our Bylaws by adding the following provision at the end of Article III, Section 4 thereof:

“Any director or directors may be removed for cause at any time by the affirmative vote of a majority of the remaining directors at any regularly scheduled meeting of the board of directors or at any special meeting of the board of directors, called for any purpose, and no prior notice regarding the removal is needed in order to remove a director at any regularly scheduled or special meeting of the board of directors.  For purposes of the preceding sentence, “for cause” shall mean (i) failure by a director to attend at least 75% of the regularly scheduled meetings of the board of directors in any prior 12 month period; (ii) the director’s moral turpitude, material dishonesty or gross misconduct in the performance of his duties as a director; (iii) the director’s material breach of any agreement with the Corporation or any of its written policies; or, (iv) the director’s conviction of, or confession or plea of no contest to, any felony or any other act of fraud, misappropriation, embezzlement, or the like.  It is specifically intended that this provision shall include in the definition of  “for cause” any events which occur prior to the date of the amendment to the Corporation’s bylaws incorporating this provision.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 27, 2009

Axion Power International, Inc.

By:	/s/ Don Hillier
Don Hillier
Chief Financial Officer